EXHIBIT 10.12

Form of
restrictive covenant AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [_____________], 2022 by and between SPK Acquisition Corp., a Delaware corporation (“Parent”), and [__________________], an individual (the “Restricted Party”). Parent and the Restricted Party shall each be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.         This Agreement is entered into in connection with that certain Merger Agreement (the “Merger Agreement”), dated [●], 2022, by and among Parent, Varian Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and SPK Merger Sub, Inc., a Delaware corporation,.

B.          Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

C.          The Restricted Party’s execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement.

D.         As part of the consideration and as a material inducement to Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, and to protect, for the benefit of Parent, the goodwill associated with the business of the Company, the Restricted Party is willing to enter into this Agreement.

AGREEMENT

In consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Non-Competition and Non-Solicitation Covenants.

             1.1        Acknowledgments. The Restricted Party acknowledges and agrees that the Restricted Party: (a) has acquired certain Confidential Information (as defined below); (b) has been actively involved in the management of the business of the Company and in the development of the goodwill, and vendor and customer relationships of such business and has acquired substantial skills and experience in such business; (c) will receive substantial consideration and proceeds as a result of the transactions contemplated by the Merger Agreement; and (d) the preservation of the goodwill associated with the business of the Company is a part of the consideration that Parent will receive pursuant to the Merger Agreement. The Restricted Party further acknowledges and agrees that: (i) the Company engages in a highly competitive business; (ii) following the consummation of the transactions contemplated by the Merger Agreement, the Company plans to continue to engage in its business as currently conducted; and (iii) competition by the Restricted Party, directly or indirectly, with the business of the Company after consummation of the transactions contemplated by the Merger Agreement during the Restricted Period (as defined below) would severely injure such business and impair the goodwill of the Company. Accordingly, the Restricted Party agrees to the covenants in this Section 1.

            1.2        Covenant Not to Engage in the Protected Business. During the Restricted Period (as defined below), the Restricted Party hereby agrees not to engage, directly or indirectly, in the Protected Business (as defined below) anywhere in the world including, but not limited to, on the internet or on or through any other means of working, operating, communicating or transacting that does not, or may not, require a physical location, other than on behalf of the Company and Parent, their respective direct and indirect Subsidiaries and their respective Affiliates (collectively, the “Company Group”). The term “Protected Business” means any activity which is competitive with any of the businesses, activities, products or services conducted, developed or offered by the Company or that the Company intends to conduct, develop or offer as of the Closing Date or any businesses, activities, products or services that the Company engages in or intends to conduct, develop or offer immediately prior to the termination of the Restricted Party’s employment (for any reason) with the Company. Without limiting the foregoing, the covenant in this Section 1.2 prohibits the Restricted Party from owning, managing, operating, rendering services to (whether as owner, part-owner, shareholder, member, partner, director, manager, officer, trustee, executive, employee, joint venturer, agent or consultant, or in any other capacity), participating or investing in, providing financing to or providing or facilitating the provision of financing to, or assisting, any Person (including any Person who is a family member of the Restricted Party or who is associated with a family member of the Restricted Party) in connection with any Protected Business.1

            1.3         Covenants Not to Interfere. During the Restricted Period, the Restricted Party shall not, directly or indirectly for the Restricted Party’s own account or for the account of any other Person, engage in Interfering Activities (as defined below). For the purpose of this Agreement, the following terms shall be defined as follows:

                          (a)        “Business Relation” means any current or prospective client, customer, licensee, account, supplier or other business relation of any of the Company Group, or any such relation that was a client, customer, licensee, account, supplier, or other business relation within the six (6) month period prior to the date of the Interfering Activity in question, in each case, to whom the Restricted Party provided services, or with whom the Restricted Party transacted business, or whose identity became known to the Restricted Party in connection with the Restricted Party’s relationship with the Company Group.

                          (b)        “Interfering Activities” means (i) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group, provided that the foregoing shall not be violated by general advertising not targeted at employees or consultants of any member of the Company Group; or (ii) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with any of the Company Group or reduce the amount of business conducted with any of the Company Group, or in any way interfering with the relationship between any such Business Relation and any of the Company Group.

1 Note to Draft: If prior to entering into this Agreement the Company establishes a Subsidiary(s), this Section to be updated to include such Subsidiary(s) in the definition of Protected Business.

                         (c)         “Restricted Period” twenty four (24) month anniversary of the Closing Date (as such term is defined in the Merger Agreement.

            1.4         Confidentiality. The Restricted Party acknowledges that, as an employee, the Restricted Party has had and will have access to non-public information about the Company Group and that the Restricted Party’s relationship with the Company has brought and will bring the Restricted Party into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, the Restricted Party agrees at all times to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of Parent, any Confidential Information that the Restricted Party obtains or creates (whether solely or jointly with others). The Restricted Party further agrees not to make copies of such Confidential Information except as authorized by Parent or as otherwise necessary to fulfill the Restricted Party’s duties to the Company Group. For purposes of this Agreement, “Confidential Information” means information that the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that Parent wishes to maintain as confidential, including, without limitation, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, Trade Secrets, know-how, products, services, markets, customer lists, business plans, software, developments, inventions, processes, formulas, pricing information, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, Confidential Information shall not include (a) any of the foregoing items that have become publicly known through no unauthorized disclosure by the Restricted Party, (b) information rightfully obtained by the Restricted Party from a third party with no obligation to keep confidential, (c) general information or knowledge of the Company’s industry, or (d) any information that the Restricted Party is required to disclose to any governmental or judicial authority; provided, however, that in such event the Restricted Party will give Parent prompt written notice thereof so that Parent may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Section 1.4. In addition, notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), the Restricted Party will not be held criminally or civilly liable under any federal or state Trade Secret law for the disclosure of a Trade Secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

             1.5         Non-Disparagement. The Restricted Party will not make any comments intended to be disparaging or defamatory regarding any member of the Company Group or, to the extent they are known to the Restricted Party as associated with any of the Company Group, regarding their respective current or former directors, managers, stockholders, partners, members, managers, officers, or employees. Notwithstanding the foregoing, the Restricted Party’s obligations under this Section 1.5 shall not apply to disclosures required by applicable Law, regulation, or order of a court or governmental agency or to any statements made in the performance of the Restricted Party’s duties for any member of the Company Group. Likewise, nothing herein shall interfere with any right which may be conferred to the Restricted Party under Section 7 of the National Labor Relations Act.

             1.6         Savings Clause. In addition to the provisions of Section 14, it is the desire and intent of the Parties that the provisions of this Section 1 shall be enforced to the fullest extent permissible under applicable Law. If any provision of this Section 1, or any part of any such provision, is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable Law so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 1. Each provision of this Section 1 is separable from every other provision of this Section 1, and each part of each provision of this Section 1 is separable from every other part of such provision.

             1.7         Permitted Activities. Notwithstanding anything to the contrary in Section 1.2 above, the Restricted Party may manage and make passive investments of the Restricted Party’s personal assets and those of the Restricted Party’s family members in publicly traded securities of a company not to exceed one percent (1%) of the total number of that company’s outstanding securities of that same class, so long as the Restricted Party has no active participation or involvement in the business of such company.

             1.8         Reasonableness of Terms. The Restricted Party acknowledges that the duration of the Restricted Period and the scope of the Protected Business which the restrictions imposed in this Section 1 shall apply are fair and reasonable and are reasonably required to protect the goodwill, customer relationships, Trade Secrets and stable workforce of the Company.

2.          Consideration. In consideration for the representations, warranties, and covenants contained herein, Parent agrees to pay (or cause to be paid) to the Restricted Party the sum of US$100. The Restricted Party acknowledges and agrees that the Restricted Party is not otherwise entitled to receive the aforesaid payment absent the Restricted Party’s agreement to the representations, warranties, and covenants set forth in this Agreement.

3.          Representations by the Restricted Party. The Restricted Party represents and warrants to Parent that: (a) the Restricted Party is familiar with the covenants and undertakings set forth in this Agreement and are fully aware of the Restricted Party’s obligations under this Agreement, including, without limitation, the length of time and scope of the covenants set forth in Section 1; (b) the Restricted Party is aware that the Company will engage in the Protected Business during the Restricted Period; (c) the restrictions imposed on the Restricted Party under this Agreement are fair, reasonable and required for the protection of the Company’s business interests, goodwill, and business relationships with its current and prospective clients and customers; (d) the Restricted Party is receiving (directly or indirectly) specific, bargained-for consideration for the covenants set forth in Section 1 and in the other provisions of this Agreement; (e) the execution of this Agreement, and performance of the Restricted Party’s obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which the Restricted Party is a party or bound as of the Closing Date or any applicable Law, judgment, order or decree to which the Restricted Party is subject; (f) the Restricted Party has all necessary capacity, right, power and authority to enter into and perform this Agreement, and this Agreement is a valid and legally binding obligation of the Restricted Party, enforceable against the Restricted Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar applicable Law affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts; and (g) the Restricted Party’s compliance with the covenants set forth herein will not create significant hardship for the Restricted Party as the Restricted Party has independent means and sufficient income without violating any such covenants for the periods set forth herein.

4.          Breach. The Restricted Party hereby acknowledges that in the event of a breach by the Restricted Party of any of the provisions of this Agreement, Parent, the Company and/or their respective successors or assigns could sustain irreparable harm, and, therefore, the Restricted Party agrees that, in addition to any other remedies that Parent may have under this Agreement, the Merger Agreement, any other Additional Document or otherwise, Parent shall be entitled to equitable relief, including, without limitation, specific performance, temporary restraining orders, and preliminary and permanent injunctive relief restraining the Restricted Party from committing or continuing any such violation of this Agreement and the Restricted Party agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. In addition, in the event of a breach or violation by the Restricted Party of the restrictions contained in Section 1 of this Agreement, the Restricted Period shall be tolled until such breach or violation has been duly cured.

5.          Entire Agreement. This Agreement, together with the applicable provisions of the Merger Agreement and the other Additional Documents applicable to the Restricted Party (including, without limitation, the Restricted Party’s Employment Agreement, dated as of the date hereof, with the Company), is the product of both Parties and constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein.

6.          Amendments. No term of this Agreement may be amended or waived without the written consent of the Restricted Party and Parent. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Parties and their respective permitted successors and assigns.

7.          Successors and Assigns. Because the obligations of this Agreement are personal in nature to the Restricted Party, the Restricted Party agrees not to assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, and any such purported assignment, sale, transfer, delegation or other disposition shall be null and void ab initio. Parent may assign its rights hereunder to any of its Affiliates without the consent of the Restricted Party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. If Parent, the Company or the Business is sold, reorganized or otherwise transferred to another Person, it is intended that (a) Parent may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets or equity, it being agreed that in such circumstances, the Restricted Party’s consent will not be required in connection therewith, and (b) the covenants and undertakings set forth in this Agreement shall remain in effect with respect to any portion of Parent’s or the Company’s business that is retained by Parent, as applicable, as well as any portion that is so transferred and, to that end, the term “Parent” in this Agreement shall include any successor to all or any portion of Parent’s business.

8.          Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows, or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent, to:

       SPK Acquisition Corp.
                       Xuhuiqu Wulumuqizhonglu 99 Nong

       Building 1 #502

       Shanghai China, 200031

       Attn: Sophie Ye Tao
                       E-mail: sophie@spkacq.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

If to the Restricted Party, to:

[_______________]
Email: [_________]

or to such other address or to such other person as the applicable Party shall have last designated by such notice to the other Party. Each such notice or other communication shall be effective (i) when delivered, if delivered personally or by an internationally recognized courier service, or (ii) the day of sending, if sent by email prior to 5:00 p.m., Pacific Time on any Business Day, or the next succeeding Business Day if sent by email after 5:00 p.m., Pacific Time, on any Business Day or on any day other than a Business Day.

9.          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

10.        Waiver of Jury Trial; Jurisdiction. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof), for the purposes of any Action arising out of or relating to this Agreement, agrees that all claims in respect of any such Action shall be heard and determined in any such court and agrees not to bring any Action arising out of this Agreement in any other courts.

11.        Attorneys’ Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable outside attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. The “prevailing Party” shall mean the Party who obtains substantially the relief sought by such Party in such proceeding.

12.        Headings. The descriptive headings of the Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be used in the interpretation thereof.

13.        Representation By Counsel; Interpretation. The Parties acknowledge that each Party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement, and the Restricted Party further acknowledges and represents that, in executing this Agreement, the Restricted Party has consulted with counsel of the Restricted Party’s own choosing and the Restricted Party is fully aware of the Restricted Party’s rights and obligations under this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

14.        Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, to the fullest extent permitted by law, shall remain in full force and effect. Without limiting the generality of the foregoing, the Parties intend that the covenants contained in Section 1.2 and Section 1.3 shall be construed as a series of separate covenants. If, in any judicial proceeding (or arbitration, as the case may be), a court (or applicable arbitrator) shall refuse to enforce any of such separate covenants (or any part thereof) as written, then such covenant shall be enforced to the fullest extent permitted by applicable Law, or if such covenant (or such part) shall be determined to be unenforceable in its entirety, it shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court (or applicable arbitrator). It is the intent of the Parties that the covenants set forth in this Agreement be enforced to the maximum extent permitted by applicable Law.

15.        Third-Parties. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and permitted assigns, any rights under this Agreement.

16.         Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SPK Acquisition Corp.

By:
Name:
Title:

[Restricted Party]

Signature Page to Restrictive Covenant Agreement